UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017 (May 23, 2017)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Gaylord Drive Nashville, Tennessee		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2017, Ryman Hospitality Properties, Inc. (the “Company”), entered into an Amendment No. 1 to Fifth Amended and Restated Credit Agreement (the “Amendment”) among the Company, as a guarantor, its subsidiary RHP Hotel Properties, LP (the “Borrower”), as borrower, certain other subsidiaries of the Company party thereto, as guarantors (the “Guarantors”), certain subsidiaries of the Company party thereto, as pledgors, the lenders party thereto and Wells Fargo Bank National Association, as administrative agent, which amends the Company’s Fifth Amended and Restated Credit Agreement dated as of May 11, 2017 (the “Amended Credit Agreement”). This Amendment was contemplated by the May 11, 2017 amendment and restatement, which refinanced the Company’s Term Loan B, as previously disclosed.

Pursuant to the Amendment, the Borrower extended the maturity of its $700.0 million revolving credit facility (the “Revolver”) to May 23, 2021 and borrowings thereunder bear interest at an annual rate equal to, at the Borrower’s option, either (a) a LIBO rate determined by the reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing, subject to statutory reserves and a LIBO rate floor of 0.00%, plus the applicable margin ranging from 1.55% to 2.40%, dependent upon the Company’s funded debt to total asset value ratio or (b) a base rate determined by reference to the higher of (1) the interest rate announced from time to time by Wells Fargo Bank National Association as its prime rate, (2) the federal funds effective rate plus 1.50% and (3) a LIBO rate determined by the costs of funds for U.S. dollar deposits for a one-month interest period plus 1.00%, subject to statutory reserves, and in any case, plus the applicable margin ranging from 0.55% to 1.40%, dependent on the same ratio. No additional revolving credit advances were made at closing.

The Amendment also provides for the funding of a new senior secured term loan A facility in the original principal amount of $200.0 million (the “Term Loan A”). At closing, the proceeds of the Term Loan A facility were used to repay a portion of the outstanding balance of the Revolver. The Term Loan A is payable in full at its maturity date of May 23, 2022. Amounts borrowed under the Term Loan A that are repaid or prepaid may not be reborrowed. Borrowings under the Term Loan A bear interest at an annual rate equal to, at the Borrower’s option, either (a) a LIBO rate determined by the reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing, subject to statutory reserves and a LIBO rate floor of 0.00%, plus the applicable margin ranging from 1.50% to 2.35%, dependent upon the Company’s funded debt to total asset value ratio or (b) a base rate determined by reference to the higher of (1) the interest rate announced from time to time by Wells Fargo Bank National Association as its prime rate, (2) the federal funds effective rate plus 1.50% and (3) a LIBO rate determined by the costs of funds for U.S. dollar deposits for a one-month interest period plus 1.00%, subject to statutory reserves, and in any case, plus the applicable margin ranging from 0.50% to 1.35%, dependent on the same ratio.

Consistent with the Revolver, the Term Loan A:

•	is guaranteed by the Company, each of its four wholly-owned subsidiaries that own the Gaylord Hotels-branded properties, and certain other subsidiaries of the Company;

•	is secured by (i) a first mortgage lien on the real property of each of the Company’s Gaylord Hotels properties, (ii) pledges of equity interests in the subsidiaries of the Company that own the Gaylord Hotels properties, (iii) the personal property of the Company, the Borrower and the Guarantors and (iv) all proceeds and products from the Company’s Gaylord Hotels Properties. Amounts drawn on the Term Loan A are subject to a 55.00% borrowing base, based on the appraisal value of the Gaylord Hotels properties (reduced to 50.00% in the event a hotel property is sold);

•	is subject to certain covenants contained in the Amended Credit Agreement, which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, liens and encumbrances and other matters customarily restricted in such agreements;

•	is subject to the events of default provided for in the Amended Credit Agreement. If an event of default shall occur and be continuing, the principal amount outstanding under the Term Loan A, together with all accrued and unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

Certain of the lenders under the Amended Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On May 23, 2017, the Company issued a press release announcing the entry into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1 to Fifth Amended and Restated Credit Agreement among Ryman Hospitality Properties, Inc., as a guarantor, RHP Hotel Properties, LP, as borrower, certain other subsidiaries of Ryman Hospitality Properties, Inc. party thereto, as guarantors, certain subsidiaries of Ryman Hospitality Properties, Inc. party thereto, as pledgors, the lenders party thereto and Wells Fargo Bank National Association, as administrative agent

99.1	Press Release dated May 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: May 24, 2017	By:	/s/ Scott Lynn
	Name:	Scott Lynn
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 1 to Fifth Amended and Restated Credit Agreement (the “Amended Credit Agreement”) among Ryman Hospitality Properties, Inc., as a guarantor, RHP Hotel Properties, LP, as borrower, certain other subsidiaries of Ryman Hospitality Properties, Inc. party thereto, as guarantors, certain subsidiaries of Ryman Hospitality Properties, Inc. party thereto, as pledgors, the lenders party thereto and Wells Fargo Bank National Association, as administrative agent

99.1	Press Release dated May 23, 2017